AGREEMENT TO REIMBURSE OPERATING EXPENSES

This Agreement to Reimburse Operating Expenses, effective as ofNovember 12, 2015, is made between Mutual of America Capital Management LLC, a Delaware limited liability company (the “Adviser”), and Mutual of America Investment Corporation, a Maryland corporation (the “Investment Company”).

WHEREAS, the Adviser serves as investment adviser for the portfolios (the “Funds”) of the Investment Company; and

WHEREAS, the Adviser has agreed to reimburse direct non-advisory operating expenses to each fund-of-fund with less than $50 million in average daily net assets, effective November 12, 2015 in accordance with the terms ofthis Agreement; and

WHEREAS, the Investment Company desires that the terms of the Adviser’s agreement to reimburse their expenses be formalized in this written Agreement, and the Adviser is willing to do so;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Investment Company and the Adviser, intending to be legally bound, mutually covenant and agree as follows:

Section 1. Reimbursement of Expenses. Commencing November 12, 2015, the Adviser agrees to reimburse or otherwise limit the direct non-advisory operating expenses of any Allocation Fund or Retirement Fund (each, a “Fund-of-Funds”) that has less than $50 million in average daily NAV for the prior calendar year. As a result of such reimbursements by the Adviser, the Funds will have maximum total annual expenses as a percentage of average net assets (excluding any extraordinary expenses that may arise and charges incurred in trading portfolio securities) equal to their advisory fees plus their underlying fund fees and expenses. For avoidance of doubt, the Adviser will not reimburse any Fund-of-Funds for its advisory fee or its underlying fund fees or expenses.

Section 2. Reimbursement for Past Expenses. On a one-time basis, the Adviser agrees to reimburse any direct non-advisory operating expenses charged to a Fund-of-Funds that pertained to any other Fund-of -Funds for the period from January 1, 2015 through November 11, 2015,

Section 3. Payment of Expenses. The Adviser, on behalf of the Funds-of-Funds and the Investment Company, will be responsible for the administrative procedures relating to the payment of all bills and expenses of the Funds and the Investment Company as they become due and payable, in accordance with its established practice in carrying out its duties under the Investment Advisory Agreement.

Section 4. Term of Agreement. This Agreement is effective on November 12, 2015 and continues in effect until April 30, 2016. Thereafter, this agreement will continue in effect for each succeeding 12-month period unless cancelled by (i) the Investment Company upon not less than 30 days written notice to the Adviser, or (ii) the Adviser upon written notice to the Investment Company delivered within the 45-calendar day period prior to May 1 of a given year, in which case this Agreement will terminate as of the May 1 next following the written notice.

IN WITNESS WHEREOF, authorized officers of the Adviser and the Investment Company have signed this Agreement to be effective as of the date first written above.

Mutual of America Capital Mangement LLC		Mutual of America Investment Corporation

By:	/s/ Amir Lear	By:	/s/ James J. Roth
Name: Amir Lear		Name: James J. Roth
Title: Chairman and Chief Executive Officer		Title: Chairman, President and Chief Executive Officer

Attest:		Attest:

/s/ Scott H. Rothstein		/s/ Scott H. Rothstein
Scott H. Rothstein		Scott H. Rothstein
Executive Vice President, Deputy General Counsel and Secretary		Executive Vice President, Deputy General Counsel and Secretary

AGREEMENT TO REIMBURSE OPERATING EXPENSES

This Agreement to Reimburse Operating Expenses, effective as of January 1, 2018, is made between Mutual of America Capital Management LLC, a Delaware limited liability company (the “Adviser”), and Mutual of America Investment Corporation, a Maryland corporation (the “Investment Company”).

WHEREAS, the Adviser serves as investment adviser for the portfolios (the “Funds”) of the Investment Company; and

WHEREAS, the Adviser will serve as investment adviser to the Small Cap Equity Index Fund (the “Small Cap Index Fund”), which will be launched by the Investment Company on or after May 1, 2018;

WHEREAS, the Adviser has agreed to reimburse non-advisory operating expenses to the Small Cap Index Fund to the extent such non-advisory operating expenses exceed 0.07% (seven basis points) of assets of the Small Cap Index Fund, in accordance with the terms of this Agreement; and

WHEREAS, the Investment Company desires that the terms of the Adviser’s agreement to reimburse their expenses be formalized in this written Agreement, and the Adviser is willing to do so;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Investment Company and the Adviser, intending to be legally bound, mutually covenant and agree as follows:

Section 1. Reimbursement of Expenses. Commencing upon the launch of the Small Cap Index Fund, the Adviser agrees to reimburse or otherwise limit the non-advisory operating expenses of the Small Cap Index Fund to the extent of any non-advisory operating expenses in excess of 0.07% (seven basis points) of assets of the Small Cap Index Fund. As a result of such reimbursements by the Adviser, the Small Cap Index Fund will have maximum total annual expenses as a percentage of average net assets (excluding any extraordinary expenses that may arise and charges incurred in trading portfolio securities) equal to their advisory fees plus seven basis points. For avoidance of doubt, the Adviser will not reimburse the Small Cap Index Fund for its advisory fee or non-advisory operating expenses of up to seven basis points.

Section 2. Reimbursement for Past Expenses. On a one-time basis, the Adviser agrees to reimburse any non-advisory operating expenses incurred by the Small Cap Index Fund prior to its launch.

Section 3. Payment of Expenses. The Adviser, on behalf of the Small Cap Index Fund and the Investment Company, will be responsible for the administrative procedures relating to the payment of all bills and expenses of the Small Cap Index Fund and the Investment Company as they become due and payable, in accordance with its established practice in carrying out its duties under the Investment Advisory Agreement.

Section 4. Term of Agreement. This Agreement is effective on January 1, 2018 and continues in effect until April 30, 2021. Thereafter, this agreement will continue in effect for each succeeding 12-month period unless cancelled by (i) the Investment Company upon not less than 30 days written notice to the Adviser, or (ii) the Adviser upon written notice to the Investment Company delivered within the 45-calendar day period prior to May 1 of a given year, in which case this Agreement will terminate as of the May 1 next following the written notice.

IN WITNESS WHEREOF, authorized officers of the Adviser and the Investment Company have signed this Agreement to be effective as of the date first written above.

Mutual of America Capital Management LLC		Mutual of America Investment Corporation

By:	/s/ Amir Lear	By:	/s/ James J. Roth
Name: Amir Lear		Name: James J. Roth
Title: Chairman and Chief Executive Officer		Title: Chairman, President and Chief Executive Officer

Attest:		Attest:

/s/ Scott H. Rothstein		/s/ Scott H. Rothstein
Scott H. Rothstein		Scott H. Rothstein
Executive Vice President, Deputy General Counsel and Secretary		Executive Vice President, Deputy General Counsel and Secretary

AGREEMENT TO REIMBURSE OPERATING EXPENSES

This Agreement to Reimburse Operating Expenses, effective as of May 1, 2020, is made between Mutual of America Capital Management LLC, a Delaware limited liability company (the “Adviser”), and Mutual of America Investment Corporation, a Maryland corporation (the “Investment Company”).

WHEREAS, the Adviser serves as investment adviser for the portfolios (the “Funds”) of the Investment Company; and

WHEREAS, the Adviser will serve as investment adviser to the Catholic Values Index Fund (the “Catholic Values Index Fund”), which will be launched by the Investment Company on or after May 1, 2020;

WHEREAS, the Adviser has agreed to reimburse non-advisory operating expenses to the Catholic Values Index Fund to the extent such non-advisory operating expenses exceed 0.07% (seven basis points) of assets of the Catholic Values Index Fund, in accordance with the terms of this Agreement; and

WHEREAS, the Investment Company desires that the terms of the Adviser’s agreement to reimburse their expenses be formalized in this written Agreement, and the Adviser is willing to do so;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the Investment Company and the Adviser, intending to be legally bound, mutually covenant and agree as follows:

Section 1. Reimbursement of Expenses. Commencing upon the launch of the Catholic Values Index Fund, the Adviser agrees to reimburse or otherwise limit the non-advisory operating expenses of the Catholic Values Index Fund to the extent of any non-advisory operating expenses in excess of 0.07% (seven basis points) of assets of the Catholic Values Index Fund. As a result of such reimbursements by the Adviser, the Catholic Values Index Fund will have maximum total annual expenses as a percentage of average net assets (excluding any extraordinary expenses that may arise and charges incurred in trading portfolio securities) equal to their advisory fees plus seven basis points. For avoidance of doubt, the Adviser will not reimburse the Catholic Values Index Fund for its advisory fee or non-advisory operating expenses of up to seven basis points.

Section 2. Reimbursement for Past Expenses. On a one-time basis, the Adviser agrees to reimburse any non-advisory operating expenses incurred by the Catholic Values Index Fund prior to its launch.

Section 3. Payment of Expenses. The Adviser, on behalf of the Catholic Values Index Fund and the Investment Company, will be responsible for the administrative procedures relating to the payment of all bills and expenses of the Catholic Values Index Fund and the Investment Company as they become due and payable, in accordance with its established practice in carrying out its duties under the Investment Advisory Agreement.

Section 4. Term of Agreement. This Agreement is effective on May 1, 2020 and continues in effect until April 30, 2023. Thereafter, this agreement will continue in effect for each succeeding 12-month period unless cancelled by (i) the Investment Company upon not less than 30 days written notice to the Adviser, or (ii) the Adviser upon written notice to the Investment Company delivered within the 45-calendar day period prior to May 1 of a given year, in which case this Agreement will terminate as of the May 1 next following the written notice.

IN WITNESS WHEREOF, authorized officers of the Adviser and the Investment Company have signed this Agreement to be effective as of the date first written above.

Mutual of America Capital Management LLC		Mutual of America Investment Corporation

By:	/s/ Stephen Rich	By:	/s/ James J. Roth
Name: Stephen Rich		Name: James J. Roth
Title: President and Chief Executive Officer		Title: Chairman, President and Chief Executive Officer

Attest:		Attest:

/s/ Scott H. Rothstein		/s/ Scott H. Rothstein
Scott H. Rothstein		Scott H. Rothstein
Executive Vice President, Deputy General Counsel and Secretary		Executive Vice President, Deputy General Counsel and Secretary